Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Burlington Industries, Inc. 1995 Equity Incentive Plan of Burlington Industries, Inc. of our report dated November 3, 1995, with respect to the consolidated financial statements of Burlington Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                   /s/  Ernst & Young


Greensboro, North Carolina
August 1, 1996